UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. )

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 25, 2013

Date of Report (Date of earliest event reported)

SPEED COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1303 E. Arapaho Road, Suite 200 Richardson, TX 75081
(Address of principal executive offices) (Zip Code)

(866) 377-3331

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2013, Speed Commerce, Inc. (the “Company”) entered into an underwriting agreement with Stifel, Nicolaus & Company, Incorporated, as representative of the underwriters named on Schedule I thereto, relating to the issuance and sale of 6,956,522 shares of the Company’s common stock (the “Underwriting Agreement”). All of the shares are being sold by the Company. The offering price to the public is $3.00 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $2.805 per share. The Company intends to use the net proceeds from this offering for general corporate and working capital purposes, including capital expenditures, as well as for potential acquisitions.

Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,043,478 shares of common stock. In addition, the Company has agreed to pay underwriting discounts and commissions equal to 6.5% of the gross proceeds from the offering, and the Company has agreed to reimburse the underwriters for legal and other expenses, not to exceed $100,000. The closing of the offering is expected to take place on October 1, 2013, subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

The common stock will be issued pursuant to a prospectus supplement and accompanying prospectus, filed with the Securities and Exchange Commission on the date hereof in connection with a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-184540), which became effective on February 4, 2013, and an additional registration statement on Form S-3 (File No. 333-191390), which became effective upon its filing on September 26, 2013 pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit hereto. A copy of the legal opinion and consent of counsel relating to the shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements include, but are not limited to, those relating to the closing of the Company’s offering of common stock. Actual results, and actual events that occur, may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: risks and uncertainties related to customary closing conditions related to the offering and the risk that the offering is not consummated, as well as the risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as similar disclosures in the Company’s subsequent SEC filings. Forward-looking statements contained in this Current Report on Form 8-K are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01 Other Events.

On September 25, 2013 and September 26, 2013, respectively, the Company issued press releases announcing the launch and pricing of the offering. A copy of such press releases are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 26, 2013, by and between Speed Commerce, Inc. and Stifel, Nicolaus & Company, Incorporated, as representative of the underwriters named on Schedule I thereto.
5.1	Opinion of Winthrop & Weinstine, P.A.
23.1	Consent of Winthrop & Weinstine, P.A. (included in Exhibit 5.1)
99.1	Speed Commerce, Inc. Press Release dated September 25, 2013
99.2	Speed Commerce, Inc. Press Release dated September 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2013	SPEED COMMERCE, INC.

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 26, 2013, by and between Speed Commerce, Inc. and Stifel, Nicolaus & Company, Incorporated, as representative of the underwriters named on Schedule I thereto.
5.1	Opinion of Winthrop & Weinstine, P.A.
23.1	Consent of Winthrop & Weinstine, P.A. (included in Exhibit 5.1)
99.1	Speed Commerce, Inc. Press Release dated September 25, 2013
99.2	Speed Commerce, Inc. Press Release dated September 26, 2013